EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2005, relating to the consolidated financial statements and schedule of CytRx Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California

April 7, 2005